Exhibit 99.1

Castellum, Inc. Alerts Holders of Remaining Warrants Issued as Part of its $4.5 Million Public Offering that Closed on March 19, 2025 of Deadline to Exercise

VIENNA, Va., April 10, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” or “CTM”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, is alerting the remaining holders of 3,355,000 unexercised warrants, exercisable at $1.08 per share, that these warrants will expire on May 16, 2025. Since March 19, 2025, 1,145,000 (just over 25%) of the total 4,500,000 warrants issued have already been exercised.

“We had another very successful equity raise in March, issuing 4.5 million shares at $1.00, said David Bell, CFO of Castellum. “Already, another $1.2 million has been raised via the exercise of over 1.1 million warrants through the end of March. We remind investors that just over 3.3 million unexercised warrants remain, allowing investors to buy shares at $1.08 per share, which expires on May 16, 2025.”

“I’m encouraged and gratified by the steady confidence our investors have placed in us, as shown by our most recent successful March equity raise,” said Glen Ives, President and CEO of Castellum. “Our CTM team remains unequivocally committed to building our strong organic growth foundation and winning culture. In the vernacular of our industry, your CTM team is laser locked like a missile seeker on its organic growth targets. With our recent $103 million contract win and strong balance sheet, I could not be more sincerely excited for our CTM team. I look forward to our near and longer-term future as we constantly strive to improve our CTM for our people, mission customers, and shareholders.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities including opportunities arising from its contracts, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Offer or Solicitation

This communication is not intended to and does not constitute an offer to purchase the securities discussed herein or the solicitation of an offer to sell any securities.

Contact:
Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/50c46269-4af7-45f7-bf75-1fe6eef48620